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Exhibit 11.
                              TERA COMPUTER COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)



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
                                                                                                                     PERIOD FROM
                                                                                                                     DECEMBER 7,
                                                                                                                   1987 (INCEPTION)
                                                 THREE MONTHS ENDED                    NINE MONTHS ENDED              THROUGH
                                                    SEPTEMBER 30,                         SEPTEMBER 30,             SEPTEMBER 30,
                                              1995               1996               1995                1996              1996
                                           -----------        -----------        -----------        -----------      ------------

WEIGHTED AVERAGE SHARES
  OUTSTANDING                                2,631,014          6,284,358          2,604,624          4,981,174         1,422,685

NET INCOME (LOSS)                          $(1,751,660)       $(2,573,774)       $(2,013,177)       $(9,861,912)     $(24,829,663)

NET INCOME (LOSS) PER SHARE                $     (0.67)       $     (0.41)       $     (0.77)       $     (1.98)     $     (17.45)
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